                                                                    Exhibit 3.43
                                                          1797984
                                                           FILED
                                         In the office of the Secretary of State
                                                of the State of California

                                                         JAN 21 1997

                                                          /s/ Bill Jones
                                                  BILL JONES, Secretary of State

                           ARTICLES OF INCORPORATION

                                      OF

                         ON-TRACK THERAPY CENTER, INC.

                                        I

         The name of this corporation is ON-TRACK THERAPY CENTER, INC.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general corporation law of California other than the banking business, the trust business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, c/o Fountain View Management, Inc., 11900 West Olympic Boulevard, Suite 680, Los Angeles, California 90064.

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 500,000.


 Dated:  January 17, 1997
                                                          /s/ David B Bloom
                                                         --------------------
                                                         DAVID B. BLOOM

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                          /s/ David B Bloom
                                                         --------------------
                                                         DAVID B. BLOOM

                                                                          (SEAL)